EXHIBIT 23

                         CONSENTS OF EXPERTS AND COUNSEL


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                          [WOODEN & BENSON LETTERHEAD]



The Board of Directors
Wyman Park Bancorporation, Inc.
11 West Ridgely Road
Lutherville, Maryland 21094



     We hereby consent to the use of our report dated July 18, 1997 for fiscal year June 30, 1997, incorporated herein by reference.


                                                             /s/ Wooden & Benson

                                                             Wooden & Benson

September 21, 1998
Baltimore, Maryland